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EXHIBIT 99B.1
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CONSOLIDATED STATEMENTS OF                            U S WEST, Inc.
INCOME  (UNAUDITED)
                                                Quarter Ended
Dollars in millions,                              March 31,         %
except per share amounts                      1994        1993   Change
- -------------------------------------------------- ----------- -----------
SALES AND OTHER REVENUES                    $2,641      $2,510       5.2

EXPENSES
Employee-related costs                         911         870       4.7
Other operating expenses                       477         472       1.1
Taxes other than income taxes                  108         105       2.9
                                       ----------- ----------- -----------
Earnings before interest, taxes,
 depreciation, amortization and
 other (EBITDA)                              1,145       1,063       7.7
                                       ----------- ----------- -----------
Depreciation and amortization                  503         490       2.7
Interest expense                               109         106       2.8
Other expense - net                             11          18     (38.9)
                                       ----------- ----------- -----------
Income from continuing operations
 before income taxes                           522         449      16.3

Provision for income taxes                     198         153      29.4
                                       ----------- ----------- -----------
Income from continuing operations              324         296       9.5

Discontinued operations,                       -            20        -
  net of tax
                                       ----------- ----------- ------------
NET INCOME                                    $324        $316       2.5
                                       ======================= ============
Earnings per share:
 Continuing operations                       $0.73       $0.71       2.8

 Discontinued operations                       -          0.05      -
                                       ----------- ----------- ------------
EARNINGS PER SHARE                           $0.73       $0.76      (3.9)
                                       ======================= ============



Note: Certain reclassifications within the financial statements have been made to conform to the current year presentation.

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